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As filed with the Securities and Exchange Commission on May 14, 2003

Registration No. 333-105042

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNIONBANCAL CORPORATION
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	94-1234979 (I.R.S. Employer Identification No.)

400 California Street, San Francisco, California 94104-1302
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

John H. McGuckin, Jr.
Executive Vice President and Secretary
UnionBanCal Corporation
400 California Street
San Francisco, California 94104-1302
(415) 765-2969
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James M. Rockett, Esq. Venrice R. Palmer, Esq. Maureen A. Young, Esq. Bingham McCutchen LLP Three Embarcadero Center, 18th Floor San Francisco, California 94111 (415) 393-2000 Fax (415) 393-2286	Steven B. Stokdyk, Esq.
Patrick S. Brown, Esq.
Gabriel J. Steffens, Esq.
Sullivan & Cromwell LLP
1888 Century Park East, Suite 2100
Los Angeles, California 90067-1724
(310) 712-6600
Fax: (310) 712-8800

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 14, 2003.

UNIONBANCAL CORPORATION
By	/s/ JOHN H. MCGUCKIN, JR.* John H. McGuckin, Jr. Executive Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ NORIMICHI KANARI* Norimichi Kanari	President, Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2003
/s/ DAVID I. MATSON* David I. Matson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 14, 2003
/s/ DAVID A. ANDERSON* David A. Anderson	Senior Vice President and Controller (Principal Accounting Officer)	May 14, 2003
/s/ L. DALE CRANDALL* L. Dale Crandall	Director	May 14, 2003
/s/ RICHARD D. FARMAN* Richard D. Farman	Director	May 14, 2003
/s/ MICHAEL J. GILLFILLAN* Michael J. Gillfillan	Director	May 14, 2003
/s/ KAORU HAYAMA* Kaoru Hayama	Director	May 14, 2003
/s/ MONICA C. LOZANO* Monica C. Lozano	Director	May 14, 2003
/s/ MARY S. METZ* Mary S. Metz	Director	May 14, 2003

/s/ RAYMOND E. MILES* Raymond E. Miles	Director	May 14, 2003
/s/ J. FERNANDO NIEBLA* J. Fernando Niebla	Director	May 14, 2003
/s/ CHARLES R. RINEHART* Charles R. Rinehart	Director	May 14, 2003
/s/ TAKAHARU SAEGUSA* Takaharu Saegusa	Director	May 14, 2003
/s/ ROBERT M. WALKER* Robert M. Walker	Director	May 14, 2003
/s/ *JOHN H. MCGUCKIN, JR. John H. McGuckin, Jr.	*Individually and as Attorney-in-Fact	May 14, 2003

Exhibit Index

2	Agreement and Plan of Merger, dated as of April 7, 2003, by and among Union Bank of California, N.A., UnionBanCal Corporation, Monterey Bay Bank and Monterey Bay Bancorp, Inc. (included in Part I as Annex A)
4
The text under the caption "II. Proposal to Change UnionBanCal Corporation's State of Incorporation From California to Delaware" and Annexes A, B and C in the registrant's Proxy Statement for the April 23, 2003 Annual Meeting of Shareholders, is incorporated herein by reference.
5	Opinion of Bingham McCutchen LLP as to validity of shares being registered
8	Opinion of Bingham McCutchen LLP as to certain tax matters*
23.1	Consent of Deloitte & Touche LLP regarding UnionBanCal Corporation
23.2	Consent of Deloitte & Touche LLP regarding Monterey Bay Bancorp, Inc.
23.3	Consent of Bingham McCutchen LLP (included in Exhibits 5 and 8)
23.4	Consent of Keefe, Bruyette & Woods, Inc.
24	Power of Attorney of directors and certain officers of the Registrant
99.1	Proxy card of Monterey Bay Bancorp, Inc.
99.2	Letter of transmittal/election form
99.3	Letter to brokers
99.4	Letter to brokers' customers
99.5	Letter to street name holders
99.6	Letter to registered stockholders*

*
filed herewith

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SIGNATURES
Exhibit Index